UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2008

Kraton Polymers LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123747	94-2805249
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15710 John F. Kennedy Blvd., Suite 300, Houston, Texas		77032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-504-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2008, Kraton Polymers LLC ("Kraton") appointed Dan F. Smith as Chairman of its Board of Directors. Mr. Smith succeeded Kelvin Davis, who had served as Kraton's Chairman since 2004. Mr. Davis remains a member of Kraton's Board.

Kevin M. Fogarty, Kraton's President and Chief Executive Officer, was named to Kraton's Board of Directors effective January 31, 2008. Mr. Fogarty will also serve as a member of the Executive Committee, replacing George B. Gregory.

Kevin G. O'Brien, a managing director of CCMP Capital Advisors, LLC, was named to Kraton's Board of Directors effective January 31, 2008. Mr. O'Brien will also serve as a member of the Audit Committee, replacing Timothy Walsh, a managing director of CCMP who resigned as a member of the Audit Committee. Mr. Walsh remains a member of Kraton's Board.

On January 24, 2008, George B. Gregory, former Chief Executive Officer of Kraton Polymers LLC ("Kraton"), resigned as a member of the Board of Directors. Mr. Gregory's resignation was formally accepted by the Board of Directors on January 31, 2008. Mr. Gregory also resigned as a member of the Executive Committee of Kraton.

Mr. Gregory's departure, Mr. Davis' resignation as Chairman, and Mr. Walsh's resignation from the Audit Committee are not the result of any disagreement with Kraton on any matter relating to Kraton's operations, policies and practices.

A copy of the press release announcing the events above, which is incorporated by reference herein, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated February 4, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

February 6, 2008	By:	/s/ Stephen W. Duffy

Name: Stephen W. Duffy
Title: Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 4, 2008